UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2025

IIOT-OXYS, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-50773	56-2415252
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer
of Incorporation)	Number)	Identification Number)

705 Cambridge Street Cambridge, MA 02141
(Address of principal executive offices, including zip code)

(401) 307-3092
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 5.07	Submission of Matters to a Vote of Security Holders.

On July 30, 2025, stockholders of IIOT-OXYS, Inc., a Nevada corporation (the “Company”), acted by way of non-unanimous majority written consent action (in lieu of a special meeting of stockholders) to approve an amendment to the Company’s Articles of Incorporation to increase of the authorized shares of Common Stock from 3,000,000,000 to 10,000,000,000, par value $0.001 per share (the “Amendment”).

We obtained the approval of the holders of 19,821,343 shares of Common Stock, 25,845 shares of Series A Preferred Stock (representing 11,326,838,380 votes), and 57 shares of Series C Preferred Stock (representing 28,259,133 votes) or approximately 95.19% of the voting power of our stockholders.

The Amendment will be effective with the filing of the Certificate of Amendment with the Nevada Secretary of State’s office approximately (but not less than) 20 days after the definitive information statement is mailed to stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IIOT-OXYS, Inc.

Date: August 1, 2025	By:	/s/ Clifford L. Emmons
Clifford L. Emmons, Chief Executive Officer

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